UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

1706 S. Midkiff, Bldg. B
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

(432) 688-0012

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 31, 2018, and in connection with the consummation of the transactions contemplated by that certain purchase and sale agreement, dated as of November 12, 2018 (as amended, the “Purchase Agreement”), by and among Pioneer Natural Resources Pumping Services LLC (“Pioneer Pumping Services”), Pioneer Natural Resources USA, Inc. (“Pioneer” and, together with Pioneer Pumping Services, the “Sellers”) and ProPetro Holding Corp. (the “Company”),  the Company’s wholly owned subsidiary, ProPetro Services, Inc. (“ProPetro Services”), entered into a pressure pumping services agreement (the “Pressure Pumping Services Agreement”) with Pioneer. The material terms of the Pressure Pumping Services Agreement were previously reported under the heading “Pressure Pumping Services Agreement” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 16, 2018 (the “November 2018 Report”) and are incorporated herein by reference. The Pressure Pumping Services Agreement is effective January 1, 2019.

Concurrently with the Pressure Pumping Services Agreement, the Company also entered into an investor rights agreement (the “Investor Rights Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Pioneer Pumping Services. The material terms of the Investor Rights Agreement and the Registration Rights Agreement were previously reported under the heading “Investor Rights Agreement” and “Registration Rights Agreement” in Item 1.01 of the November 2018 Report and are incorporated herein by reference. The descriptions of the Investor Rights Agreement and the Registration Rights Agreement incorporated by reference in this Current Report on Form 8-K (this “Report”) are summaries only and are qualified in their entirety by reference to the Investor Rights Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Report.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

Consummation of Pioneer Transaction

Effective January 1, 2019, the Company completed the previously announced acquisition of certain assets and real property related to the pressure pumping, pump down and coiled tubing services (the “Acquisition”) of the Sellers. Pursuant to the terms of the Purchase Agreement, the total consideration paid by the Company was $110 million in cash, which is being paid in two installments, and 16,600,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock Consideration”).

The material terms of the Purchase Agreement were previously reported under the heading “Purchase and Sale Agreement” in Item 1.01 of the November 2018 Report and are incorporated herein by reference. The description of the Purchase Agreement included or incorporated by reference in this Report is a summary only and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Report, and is incorporated into this Item 2.01 by reference.

Item 3.02.                                        Unregistered Sale of Securities.

The information set forth under Item 2.01 of this Report regarding the Purchase Agreement and the issuance thereunder of the Stock Consideration is incorporated by reference into this Item 3.02. The issuance of the Stock Consideration did not involve a public offering and was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Report regarding the Investor Rights Agreement and the Registration Rights Agreement is incorporated by reference into this Item 3.03.

Item 7.01.                                        Regulation FD Disclosure

On January 2, 2019, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Report.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated as of November 12, 2018, by and among Pioneer Natural Resources Pumping Services LLC, Pioneer Natural Resources USA, Inc. and ProPetro Holding Corp.*
4.1	Investor Rights Agreement, dated as of December 31, 2018, by and between Pioneer Natural Resources Pumping Services LLC and ProPetro Holding Corp.
4.2	Registration Rights Agreement, dated as of December 31, 2018, by and between Pioneer Natural Resources Pumping Services LLC and ProPetro Holding Corp.
99.1	Press Release dated January 2, 2019

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: January 2, 2019	/s/ Mark Howell
Mark Howell
General Counsel